Exhibit 19 under Form N-1A
                                          Exhibit 24 under Item 601/Reg. S-K
                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INCOME TRUST and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection thterewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection thereiwth, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Trustee            March 1, 1996
John F. Donahue

/s/ J. Christopher Donahue                    President     March 1, 1996

J. Christopher Donahue

/s/ Edward C. Gonzales     Executive Vice President,
                           Treasurer and Trustee  March 1, 1996

Edward C. Gonzales         (Principal Financial and
                           Accounting Officer)

/s/ Thomas G. Bigley       Trustee            March 1, 1996

Thomas G. Bigley

/s/ John T. Conroy, Jr.                       Trustee  March 1, 1996

John T. Conroy, Jr.

/s/ William J. Copeland                       Trustee  March 1, 1996

William J. Copeland

/s/ James E. Dowd          Trustee            March 1, 1996

James E. Dowd

/s/ Lawrence D. Ellis, M.D.                   Trustee  March 1, 1996

Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                   Trustee  March 1, 1996

Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Trustee            March 1, 1996

Peter E. Madden
/s/ Gregor F. Meyer        Trustee            March 1, 1996

Gregor F. Meyer

/s/ John E. Murray, Jr.                       Trustee  March 1, 1996

John E. Murray, Jr.


/s/ Wesley W. Posvar       Trustee            March 1, 1996

Wesley W. Posvar

/s/ Marjorie P. Smuts      Trustee            March 1, 1996

Marjorie P. Smuts

Sworn to and subscribed before me this 1st day of March, 1996.

/s/ Marie M. Hamm